UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Principal Accounting Officer

Effective May 2, 2016, the Company appointed Scott Hornback as its Vice President of Finance and Accounting and Principal Accounting Officer. Mr. Hornback will assume the duties of Principal Accounting Officer from Ryan A. Willman. Effective June 1, 2016, Mr. Willman will depart the Company to pursue other interests. Mr. Hornback, age 39, joined the Company in 2015 and served as Managing Director of Corporate Accountability and Change Management.  He is a graduate of Purdue University where he earned a Bachelor of Science in Accounting and Industrial Management and has over 16 years of accounting and audit experience primarily with Deloitte and Touche LLP.  Mr. Hornback does not have a family relationship with any member of the Company’s board of directors or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Joseph P. Allman
Name:    Joseph P. Allman

Title:	Senior Vice President and Chief Financial Officer

Dated: May 4, 2016